Registration No. 33-
As filed with the Securities and Exchange Commission on March 17, 2009

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MYERS INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

OHIO	34-0778636
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)
1293 S. Main Street
Akron, Ohio 44301
(330) 253-5592
(Address of Principal Executive Offices, Including Zip Code)

2008 INCENTIVE STOCK PLAN OF MYERS INDUSTRIES, INC.
(Full Title of the Plan)

Copy to:
Donald A. Merril	Megan L. Mehalko
Vice President, Chief Financial Officer	Benesch, Friedlander,
and Corporate Secretary	Coplan & Aronoff LLP
1293 S. Main Street	200 Public Square, Suite 2300
Akron, Ohio 44301	Cleveland, Ohio 44114-2378
(330) 253-5592	(216) 363-4500
(Name and Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

      Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

	Amount to	Proposed maximum	Proposed maximum
Title of securities	be	offering price per	aggregate offering	Amount of
to be registered	registered[1]	share[2]	price[2]	registration fee
Common Stock, without par value	3,000,000	$3.43	$10,290,000	$574.18

[1]	This Registration Statement also includes an indeterminate number of shares of Common Stock which may be issued under the anti-dilution provisions of the plan.

[2]	Estimated in accordance with Rule 457(h) under the Securities Act of 1933, solely for the purpose of calculating the registration fee, on the basis of the average of the high ($3.20) and low ($3.66) prices of the Common Stock on March 12, 2009 as reported on the New York Stock Exchange.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
     The document(s) containing the information specified in Part I of Form S-8 (Items 1 and 2) will be sent or given to participants in the 2008 Incentive Stock Plan of Myers Industries, Inc., as specified by Rule 428(b) under the Securities Act of 1933, as amended. Such documents and the documents incorporated herein by reference pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The Securities and Exchange Commission (“SEC”) allows us (File No. 001-08524) to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information in this prospectus. Accordingly, we incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act:
(1)	Myers Industries, Inc. Annual Report on Form 10-K for the fiscal year ended December 31, 2008 filed March 16, 2009.

(2)	The description of Myers Industries Inc. Common Stock, which is contained in our Registration Statement on Form 8A-12b, filed with the SEC on April 30, 2001.
     All reports and other documents we subsequently file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the filing of a post-effective amendment which indicates that all securities offered under this prospectus have been sold or which deregisters all securities remaining unsold, shall be deemed to be part of this prospectus from the date of the filing of such reports and documents.
     We will provide without charge to each person, including any beneficial owner, to whom this Registration Statement is delivered, upon written or oral request, a copy of any or all documents that are incorporated into this Registration Statement by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this Registration Statement incorporates). You should direct such requests to Myers Industries, Inc., 1293 S. Main Street, Akron, Ohio 44301, Attention: Corporate Secretary, or made by telephone at (330) 293-5592.

Item 4. Description of Securities.
     Not Applicable.
Item 5. Interests of Named Experts and Counsel.
     Not Applicable.
Item 6. Indemnification of Directors and Officers.
     Pursuant to Article Six of the Amended and Restated Code of Regulations of the Company, the Company shall indemnify any director or officer and any former director or officer of the Company and any such director or officer who is or has served at the request of the Company as a director, officer or trustee of another corporation, partnership, joint venture, trust or other enterprise (and his heirs, executors and administrators) against expenses, including attorney’s fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him by reason of the fact that he is or was such director, officer or trustee in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative to the full extent permitted by applicable law. Article Six further provides that the indemnification provided for therein shall not be deemed to restrict the right of the Company (i) to indemnify employees, agents and others to the extent not prohibited by such law, (ii) to purchase and maintain insurance or furnish similar protection on behalf of or for any person who is or was a director, officer, employee or agent of the Company, or any person who is or was serving at the request of the Company as a director, officer, trustee, employee or agent of another corporation, joint venture, partnership, trust or other enterprise against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such, and (iii) to enter into agreements with persons of the class identified in clause (ii) above indemnifying them against any and all liabilities (or such lesser indemnification as may be provided in such agreements) asserted against or incurred by them in such capacities.
     The rights provided in Article Six are in addition to any rights provided by contract or as a matter of law. Ohio Revised Code Section 1701.13(E) includes indemnification provisions similar to Article Six. Section 1701.13(E) of the Ohio Revised Code provides that a corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney’s fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, that he had reasonable cause to believe that his conduct was unlawful.
     Section 1701.13(E)(2) further specifies that a corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney’s fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of (a) any claim, issue, or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless, and only to the extent, that the court of common pleas or the court in which such action or suit was brought determines, upon application, that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court of common pleas or such other court shall deem proper, and (b) any action or suit in which the only liability asserted against a director is pursuant to Section 1701.95 of the Ohio Revised Code concerning unlawful loans, dividends and distribution of assets.
     In addition, Section 1701.13(E) requires a corporation to pay any expenses, including attorney’s fees, of a director in defending an action, suit, or proceeding referred to above as they are incurred, in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the director in which he agrees to both (i) repay such amount if it is proved by clear and convincing evidence that his action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the corporation or undertaken with reckless disregard for the best interests of the corporation and (ii) reasonably cooperate with the corporation concerning the action, suit, or proceeding. Section 1701.13(E) further authorizes a corporation to enter into contracts regarding indemnification and to purchase and maintain insurance on behalf of any director, trustee, officer, employee or agent for any liability asserted against him or arising out of his status as such. The Company presently has contracts with each of its directors and key officers and maintains insurance for the benefit of persons entitled to indemnification.
     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable.
Item 7. Exemption from Registration Claimed.
     Not Applicable.

Item 8. Exhibits.

4.1	Amended and Restated Articles of Incorporation of Myers Industries, Inc.	Incorporated by reference to Exhibit 3(a) to the registrant’s Annual Report on Form 10-K filed on March 16, 2005.

4.2	Amended and Restated Code of Regulations of Myers Industries, Inc.	Incorporated by reference to Exhibit 3(b) to the registrant’s Annual Report on Form 10-K filed on March 26, 2003.

4.3	2008 Incentive Stock Plan of Myers Industries, Inc.	*

5.1	Opinion of Benesch, Friedlander, Coplan & Aronoff LLP.	*

23.1	Consent of Independent Registered Public Accounting Firm (KPMG LLP).	*

23.2	Consent of Benesch, Friedlander, Coplan & Aronoff LLP.	* (Included within Exhibit 5.1.)

24	Powers of Attorney.	* (Included on signature page.)

*	Filed herewith.
Item 9. Undertakings.
     (a) The undersigned registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the Registration Statement.
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Akron, State of Ohio, on this 17th day of March, 2009.

MYERS INDUSTRIES, INC. (Registrant)

/s/ Donald A. Merril By: Donald A. Merril
Vice President, Chief Financial Officer
and Corporate Secretary
     Each of the undersigned hereby appoints each of John C. Orr and Donald A. Merril as attorney-in-fact and agent for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, any and all amendments (including post-effective amendments) to this Registration Statement and any and all applications, instruments and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of securities covered hereby, with full power and authority to do and perform any and all acts and things as may be necessary or desirable in furtherance of such registration.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in such capacity and on this 17th day of March, 2009.

Date	Signature	Title

March 17, 2009	/s/ John C. Orr John C. Orr	President, Chief Executive Officer and Director (Principal Executive Officer)

March 17, 2009	/s/ Donald A. Merril Donald A. Merril	Vice President, Chief Financial Officer and Corporate Secretary (Principal Accounting Officer)

March 17, 2009	/s/ Keith A. Brown Keith A. Brown	Director

March 17, 2009	/s/ Vincent C. Byrd Vincent C. Byrd	Director

Date	Signature	Title

March 17, 2009	/s/ Robert A. Stefanko Robert A. Stefanko	Director

March 17, 2009	/s/ Richard P. Johnston Richard P. Johnston	Director

March 17, 2009	/s/ Edward W. Kissel Edward W. Kissel	Director

March 17, 2009	/s/ Stephen E. Myers Stephen E. Myers	Director

March 17, 2009	/s/ Richard L. Osborne Richard L. Osborne	Director

March 17, 2009	/s/ Jon H. Outcalt Jon H. Outcalt	Director

Exhibit Index

Exhibit No.	Exhibit Description	Page No.

4.1	Amended and Restated Articles of Incorporation of Myers Industries, Inc. Incorporated by reference to Exhibit 3(a) to the registrant’s Annual Report on Form 10-K filed on March 16, 2005.	*

4.2	Amended and Restated Code of Regulations of Myers Industries, Inc. Incorporated by reference to Exhibit 3(b) to the registrant’s Annual Report on Form 10-K filed on March 26, 2003.	*

4.3	2008 Incentive Stock Plan of Myers Industries, Inc.

5.1	Opinion of Benesch, Friedlander, Coplan & Aronoff LLP.

23.1	Consent of Independent Registered Public Accounting Firm (KPMG LLP).

23.2	Consent of Benesch, Friedlander, Coplan & Aronoff LLP. Included within Exhibit 5.1.

24	Powers of Attorney. Included on the signature page hereto.

*	Incorporated herein by reference.